Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Destiny I and Destiny II of Fidelity Destiny Portfolios (the "Fund"), filed as part of this Post-Effective Amendment No. 75 to the Trust's Registration Statement on Form N-1A (File No. 002-34099 and 811-01796) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 72 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

July 7, 2005